FOR IMMEDIATE RELEASE

Contacts: Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048

Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY ANNOUNCES
PROPOSED ACQUISITION OF NAPA DISTRIBUTOR

- Enters into Agreement with Quaker City Motor Parts Co. -

Atlanta, Georgia, February 28, 2012 – Genuine Parts Company (NYSE: GPC) announced today that it has entered into a definitive merger agreement to acquire Quaker City Motor Parts Co. (“QCMP”), a long-standing NAPA distributor. Genuine Parts Company will purchase for cash all of the issued and outstanding common stock of QCMP. Consummation of the merger transaction is expected on or around May 1, 2012, and is contingent upon satisfaction of customary closing conditions and receipt of applicable regulatory approvals. The Company expects the acquired business to generate annual revenues of approximately $300 million.

QCMP is headquartered in Middletown, Delaware, and serves approximately 271 NAPA AUTO PARTS stores in the mid-Atlantic region of the U.S., including eastern Pennsylvania, southern New Jersey, Maryland, Delaware, the District of Columbia, the northern counties of Virginia and northeastern tip of West Virginia.

Tom Gallagher, Chairman and Chief Executive Officer of Genuine Parts Company, stated, “We believe the acquisition of QCMP is an important strategic fit and it offers us excellent growth opportunities in the mid-Atlantic region of the U.S. QCMP has an experienced and talented management team and we are pleased to reach this agreement with such a high quality organization. We look forward to the positive sales and earnings contributions they will make to our Company in the years ahead.”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products and services, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit, foreign exchange and international markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement their respective business strategies, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2011 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2011 revenues of $12.5 billion.